Exhibit 99.1

LB Pharmaceuticals Announces $150 Million Private Placement

NEW YORK, July 29, 2026 (GLOBE NEWSWIRE) – LB Pharmaceuticals Inc (“LB Pharmaceuticals” or the “Company”) (Nasdaq: LBRX), a neuromedicines company dedicated to developing and commercializing high-impact therapies that address the multiple dimensions of underserved brain diseases, today announced that it has entered into a securities purchase agreement to sell 3,577,560 shares of its common stock and pre-funded warrants to purchase up to 715,513 shares of its common stock to a limited group of institutional investors in a private placement. The purchase price of each share of common stock is $34.94. The purchase price of each pre-funded warrant is $34.9399, which represents the per share purchase price for the common stock less the $0.0001 per share exercise price for such pre-funded warrant. LB Pharmaceuticals anticipates the gross proceeds from the private placement to be approximately $150 million, before deducting any transaction-related expenses. The private placement is expected to close on or about July 30, 2026, subject to the satisfaction of customary closing conditions.

The financing includes participation from new and existing institutional investors, including Adage Capital Partners, L.P., BB Biotech, Caligan Partners, Commodore Capital, Deep Track Capital, funds managed by Farallon Capital Management, Integral Health Asset Management, Janus Henderson Investors, Spruce Street Capital, StemPoint Capital LP, a leading mutual fund and other investors.

Leerink Partners and Piper Sandler acted as placement agents for the private placement.

LB Pharmaceuticals intends to use the net proceeds from the private placement to fund pipeline expansion of LB-102 into new indications with strong mechanistic rationale and validating clinical and real-world experience from amisulpride, potentially including negative symptoms of schizophrenia and Alzheimer’s disease agitation/psychosis, and for working capital and general corporate purposes.

The offer and sale of the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Concurrently with entering into the securities purchase agreement, LB Pharmaceuticals and the investors entered into a registration rights agreement pursuant to which LB Pharmaceuticals has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement, including the shares of common stock underlying the pre-funded warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About LB-102

LB-102 is a novel, once-daily, orally administered investigational small molecule and potential first benzamide antipsychotic in the United States for the treatment of neuropsychiatric disorders. LB-102 is a methylated derivative of amisulpride, a widely used antipsychotic outside the United States, and LB-102 was developed to retain amisulpride’s benefits while addressing its limitations. LB-102 is a potent and selective antagonist of D2, D3 and 5HT-7 receptors with few off-target effects and broad therapeutic potential across psychosis and mood disorders. In early 2025, LB Pharmaceuticals announced positive data from a four-week placebo-controlled, double-blinded, Phase 2 trial in patients with acute schizophrenia. In this trial, LB-102 demonstrated statistically significant benefit versus placebo at all doses studied, including rapid onset of effect at week 1 and sustained benefit through the endpoint of the trial, a potentially class-leading safety profile with low rates of EPS (including akathisia), minimal sedation and few GI side effects, alongside observed effects on negative symptoms and cognitive performance. These data underscore LB-102’s potential to address multiple dimensions of neuropsychiatric illness. The pivotal Phase 3 NOVA-2 trial of LB-102 for acute schizophrenia and the Phase 2 ILLUMINATE-1 trial of LB-102 for bipolar 1 depression are ongoing, and a Phase 2 trial of LB-102 in adjunctive treatment of MDD is planned. Additional expansion opportunities for LB-102 include predominantly negative symptoms of schizophrenia, Alzheimer’s disease psychosis and agitation, as well as other neuropsychiatric diseases.

About LB Pharmaceuticals

LB Pharmaceuticals is a neuromedicines company dedicated to developing and commercializing high-impact therapies that address the multiple dimensions of underserved brain diseases. The Company is building a pipeline that leverages the broad therapeutic potential of its lead product candidate, LB-102, which the Company believes has the opportunity to be the first benzamide antipsychotic drug approved for neuropsychiatric disorders in the United States. LB-102, if approved, has the potential to become a mainstay of psychiatric practice by offering a balanced clinical activity and tolerability profile that provides a potentially attractive alternative to branded and generic therapeutics for the treatment of a broad range of neuropsychiatric diseases.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “target,” “will,” “would” or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts contained in this press release are forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the expected proceeds from the private placement, expected use of proceeds, and the expected closing of the private placement; the expected clinical development and regulatory pathway and therapeutic benefits of LB-102; the design, objectives, initiation, timing, progress and results of clinical trials of LB-102, including the pivotal Phase 3 NOVA-2 trial in acute schizophrenia, our open label trial (NOVA-3), the Phase 2 ILLUMINATE-1 trial in bipolar 1 depression and the Phase 2 trial for the adjunctive treatment of MDD and any other trials we may initiate in the future; the Company’s ability to advance its strategy to build a fully integrated neuropsychiatric company; and continuing advancement of LB-102 and the Company’s portfolio. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: the Company’s limited operating history and historical losses; the Company’s ability to raise additional funding to complete the development and any commercialization of LB-102; the Company’s dependence on the success of its lead product candidate, LB-102; the Company’s ability to obtain regulatory approval of and successfully commercialize its product candidate; the early stages of clinical development of the Company’s lead product candidate, LB-102; any undesirable side effects or other properties of the Company’s product candidate; that the Company may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; the Company’s ability to obtain, maintain and protect its intellectual property; and the Company’s dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and its other documents to be subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media and Investor Contact:

Ellen Rose

erose@lbpharma.us